UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2014

Affinity Gaming
(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3755 Breakthrough Way Suite 300 Las Vegas, NV	89135	(702) 341-2400
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Preliminary Results for Fiscal Quarter Ended June 30, 2014

Based on the information available to us as of the date of this Form 8-K, we estimate our net revenue for the fiscal quarter ending June 30, 2014 will be between $95.6 million and $99.4 million, as compared to $100.3 million for the fiscal quarter ended June 30, 2013, and we estimate our Adjusted EBITDA for the fiscal quarter ending June 30, 2014 will be between $12.5 million and $13.0 million, as compared to $17.8 million for the fiscal quarter ending June 30, 2013. Based on such estimates and the information available to us as of the date of this Form 8-K, we anticipate that, as of June 30, 2014, an event of default will have occurred under our senior secured credit facility due to non-compliance with certain financial covenants contained therein. We are working with our advisors and lenders to reach a solution to this matter, which solution may include an amendment, waiver or refinancing. We are, and expect to remain, current on all obligations, including those under both our senior secured credit facility and our senior unsecured notes due 2018.

The following tables reconcile projected/actual operating income from continuing operations to projected/actual Adjusted EBITDA from continuing operations (in millions):

	Fiscal Quarter Ending June 30, 2014 - Low End of Range
	Operating Income from Continuing Operations	Depreciation and Amortization	Share-Based Compensation	Write Downs, Reserves and Recoveries	Adjusted EBITDA
Continuing operations	$5.0	$6.9	$0.1	$0.5	$12.5

	Fiscal Quarter Ending June 30, 2014 - High End of Range
	Operating Income from Continuing Operations	Depreciation and Amortization	Share-Based Compensation	Write Downs, Reserves and Recoveries	Adjusted EBITDA
Continuing operations	$5.5	$6.9	$0.1	$0.5	$13.0

	Fiscal Quarter Ending June 30, 2013
	Operating Income from Continuing Operations	Depreciation and Amortization	Share-Based Compensation	Write Downs, Reserves and Recoveries	Adjusted EBITDA
Continuing operations	$9.1	$6.7	$0.4	$1.6	$17.8

Estimated Expense Related to Second Data Security Breach

Based on information available to us as of the date of this Form 8-K, we estimate the incremental expense associated with the second data breach will be approximately $900,000 for the fiscal year ending December 31, 2014. We disclosed the second data breach in the Form 8-K we filed on May 16, 2014.

Additional Financial Information

We expect our cash balance as of June 30, 2014 to be between approximately $135 million and $137 million, and we have debt with a total principal amount of $382.7 million, comprised of the $182.7 million outstanding under the senior secured credit facility and the $200 million of senior unsecured notes outstanding, as of June 30, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Affinity Gaming

Date:	July 1, 2014	By:	/s/ Donna Lehmann
		Name:	Donna Lehmann
		Title:	Senior Vice President, Chief Financial Officer and Treasurer